Exhibit 5.1

January 8, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: DPW Holdings, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to DPW Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration for issue and sale by the Company of up to $100,000,000 in aggregate principal amount of: (i) shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion and/or exercise of the other securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the exercise of the Warrants (as defined herein) included in the Registration Statement, (iii)  warrants (the “Warrants”) to purchase Common Stock and/or Preferred Stock, which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”), (iv) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock and Warrants, in any combination (the “Units”), which may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a designated unit agent (the “Unit Agent”) and/or (vi) any combination of the foregoing securities (collectively, the Common Stock, Preferred Stock, Warrants and Units plus any additional Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are collectively referred to herein as the “Securities”). The Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various prospectus supplements that may be filed under the Securities Act after the date hereof.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein pertaining to the Registration Statement, or related applicable Prospectus, other than with respect to the enforceability of the Applicable Agreements (as defined below) and the legally-issued nature of the Securities.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

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1.        (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the offer, issuance and sale of Common Stock, (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation (the “Certificate”), then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, or (iii) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and nonassessable.

2.        (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate and Bylaws (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, (b) assuming that an appropriate certificate of designation constituting an amendment to the Company’s Certificate relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Certificate, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, or (iii) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.

3.         (a) When a warrant agreement relating to the Warrants has been duly authorized (the “Warrant Agreement”), executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the  Certificate, Bylaws and the Warrant Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

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4.        (a) When a unit agreement relating to the Units has been duly authorized (the “Unit Agreement”), executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Units and the Unit Agreements as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Units and the Unit Agreements as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement (the “Offered Securities”):

(i)            the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii)           the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters (including without limitation with respect to Offered Securities that are shares of Preferred Stock, the creation, execution, acknowledgment and filing of a certificate of designation stating the number, designation, relative rights, preferences and limitations of any such Preferred Shares in accordance with the applicable provisions of the corporate laws of the State of Delaware) and such authorizations and actions have not been rescinded;

(iii)          the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate, the Bylaws, and other similar formation documents of the Company (the “Formation Documents”) and any other relevant agreement, the warrant agreement and the unit agreement (collectively, the “Applicable Agreements”), so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)           the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, but not limited to, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement(s) relating thereto;

(vi)           the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Securities Act will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(vii)           appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii)         the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

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(ix)           if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto;

(x)           in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, (i) each Applicable Agreement will be duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that each Applicable Agreement will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities;

(xi)           in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and

(xii)          in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, we have assumed that the laws of the State of New York will be chosen to govern such agreement or instrument and that such choice is a valid and legal provision.

The foregoing opinions are based upon and expressly limited to the laws of the State of New York and the general corporation laws of the State of Delaware. We do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or accumulation of rights or remedies, (g) provisions authorizing or validating conclusive or discretionary determinations, (h) grants of setoff rights, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Offered Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ Sichenzia Ross Ference Kesner LLP

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